Exhibit 10.67

FIRST AMENDMENT TO MANAGEMENT AGREEMENT

This First Amendment to Management Agreement (this “Amendment”) is made and entered into as of this 1st day of June, 2011, by and among ELDORADO RESORTS LLC, a Nevada limited liability company (the “Company”), RECREATIONAL ENTERPRISES, INC., a Nevada corporation (“REI”), and HOTEL-CASINO MANAGEMENT, INC., a Nevada corporation (“HCM” and together with REI, the “Managers”).

RECITALS

WHEREAS, the Company and the Managers entered into a Management Agreement (the “Management Agreement”) on June 28, 1996 which provided that the Managers would provide executive oversight and management services to the Company; and

WHEREAS, it is the mutual desire of the parties to amend certain terms of the Management Agreement as described below.

NOW THEREFORE, in consideration of the mutual promises, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

Section 1. Definitions. Capitalized terms (including those used in the preamble and the recitals above) not otherwise defined herein shall have the meanings assigned to such terms in the Management Agreement.

Section 2. Amendments. The Management Agreement is hereby amended as follows:

a. Section 2.1 of the Management Agreement is amended and restated in its entirety as follows:

“Section 2.1 Compensation. Compensation to be paid to the Managers shall be determined in advance on a quarterly basis for each quarter at the beginning of each quarter of each fiscal year of the Company. The Management Fee shall be based upon the services performed by the Managers, together with the performance of the Company in the preceding quarter and the anticipated services to be provided by the Managers in the upcoming quarter; provided, however, that the total annual Management Fee shall not exceed $600,000. The Managers acknowledge and agree that failure to pay the Management Fees during such time as the payment thereof is prohibited pursuant to the terms of that certain Credit Agreement dated as of June 1, 2011 by and among Eldorado Resorts LLC, as the borrower, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, the other lenders party thereto, Merrill Lynch, Pierce, Fenner & Smith, Incorporated and Capital One, N.A., as joint lead arrangers and joint book managers, and Capital One, N.A., as syndication agent (the “Credit Agreement”) shall not constitute a default under the terms of the Management Agreement.”

b. Section 2.2 of the Management Agreement is deleted in its entirety.

c. Section 3.1 of the Management Agreement is hereby amended by adding the following as the last sentence of such section:

“Notwithstanding the foregoing, the Company or the Managers may terminate this Agreement at any time upon 30 days written notice following the transfer of all or substantially all of the assets or equity interests of the Company resulting from the exercise of remedies by the lenders under the Credit Agreement or holders of the Company’s 8 5/8% Senior Secured Notes due 2019 (the “Senior Secured Notes”) following the occurrence of an event of default thereunder.”

d. Article VI of the Management Agreement is hereby amended by adding Section 6.13, which shall read in its entirety as follows:

“Section 6.13 Amendments. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by each of the parties hereto; provided that any amendment, supplement or modification of the last sentence of Section 2.1 or the last sentence of Section 3.1 shall require the consent of the administrative agent under the Credit Agreement (the “Administrative Agent”) so long as any indebtedness incurred thereunder or commitments to advance funds thereunder remain outstanding; provided, further that the amendment, supplement or modification of the last sentence of Section 3.1 shall require the consent of the trustee (the “Trustee”) under the Indenture governing the Senior Secured Notes so long as any indebtedness incurred thereunder remains outstanding. The Administrative Agent and the Trustee are intended third party beneficiaries of this Section 6.13 entitled to enforce the same.”

Section 3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed within the State of Nevada.

Section 4. Incorporation by Reference. The provisions of Article VI of the Management Agreement are hereby incorporated by reference in this Amendment, mutatis mutandis.

Section 5. Incorporation into the Management Agreement. This Amendment is hereby incorporated into and deemed a part of the Management Agreement and all references to “this Agreement” in the Management Agreement shall include this Amendment. Except as expressly provided by this Amendment, the terms and conditions of the Management Agreement shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Managers have executed this Agreement on the date first written above.

The “Company”

Eldorado Resorts LLC a Nevada Limited Liability Company

By:	/s/ Donald L. Carano
Donald L. Carano
President

By:	/s/ Raymond J. Poncia, Jr.
Raymond J. Poncia, Jr.
President of Hotel-Casino
Management, Inc.

The “Managers”

Recreational Enterprises, Inc., a Nevada Corporation

By:	/s/ Donald L. Carano
Donald L. Carano
President

Hotel-Casino Management, Inc., a Nevada Corporation

By:	/s/ Raymond J. Poncia, Jr.
Raymond J. Poncia, Jr.
President

[SIGNATURE PAGE TO MANAGEMENT AGREEMENT AMENDMENT]